Exhibit 10.1

Exclusive CONTRACT FOR SALE OF GOODS

1.  This contract is made  and entered into this April 15/2011 , by and between Equatorian S.A. Laminados Amazonia , of Lote 05, Quadra 2, 1050, 68909-861 Macapá, AP, Brazil herein referred to as "Seller", and Amazonica Corp, of Av. Presidente Medice,120/1 , Osasco , SP, herein referred to as "Buyer".

2.  Sellers shall sell to the Buyer, and the Buyer shall buy from the Sellers, all of that certain stock of goods, wares and merchandise belonging to the Sellers, Buyer and Seller agree that identification shall not be deemed to have been made until both parties have agreed that the goods in question are to be appropriated and fulfill the requirements of performance of said contract with the buyer.

Description of goods:

Brazilian Cherry :
Solid - 3/4" thick, Select Quality
Prefinished

Santos Mahogany :
Solid - 3/4" thick, Select Quality
Prefinished

Brazilian Teak (Cumaru):
Solid - 3/4" thick, Select Quality
Prefinished

Brazilian Walnut(Ipe):
Solid - 3/4" thick, Select Quality
Prefinished

Tigerwood :
Solid - 3/4" thick, Select Quality
Unfinished

3. Buyer agrees to pay for the goods within 90 days from the time they are being received at the final destination port.

4. Goods shall be deemed received by Buyer when delivered to the final destination port.

5. Until such time as said goods have been received by buyer, all risk of loss from any casualty to said goods shall be on Seller.

6. Seller warrants that the goods are now free from any security interest or other lien or encumbrance, that they shall be free from same at the time of delivery, and that he neither knows nor has reason to know of any outstanding title or claim of title hostile to his rights in the goods.

7. Buyer has the right to examine the goods on arrival and has 7 days to notify Seller of any claim for damages on account of the condition, grade or quality of the goods. That said notice must specifically set forth the basis of his claim, and that his failure to either notice seller within the stipulated period of time or to set forth specifically the basis of his claim will constitute irrevocable acceptance of the goods.

8. This agreement has been executed in duplicate, whereby both buyer and seller have retained one copy each, on April 15/2011.

/S/ Andre Caetano____ Andre Caetano (Buyer)	/S/ Neto Dal Bo ____________ Neto Dal Bo, Presidente (Seller)